Exhibit 99.1

Sutro Biopharma Reports First Quarter 2022 Financial Results, Business Highlights, and Anticipated Milestones

- Cash, cash equivalents and marketable securities totaled $192.1 million as of March 31, 2022, with projected cash runway into the second half of 2023 -

- Meetings with regulatory agencies for STRO-002 are planned for mid-year 2022 and near-final dose expansion data are expected in the second half of 2022 -

- First patient was dosed in the STRO-002 bevacizumab combination trial and the endometrial cohort continues to enroll patients -

SOUTH SAN FRANCISCO, Calif., May 9, 2022 – Sutro Biopharma, Inc. (“Sutro” or the “Company”) (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation cancer therapeutics, today reported its financial results for the quarter ended March 31, 2022, its recent business highlights, and a preview of anticipated select milestones.

“Sutro remains steadfastly dedicated to advancing next generation cancer therapeutics by leveraging the advantages of our proprietary platform,” said Bill Newell, Sutro’s Chief Executive Officer. “We are pleased with the progress of our lead program, STRO-002, a FolRα-targeting antibody-drug conjugate. Our top priority is charting the course for a potential registrational trial for patients with advanced ovarian cancer. We are also expanding our clinical studies into endometrial cancer and have plans for non-gynecological indications, including NSCLC, to explore the possibility of treatment with STRO-002 for people who suffer from these debilitating cancers and have limited available treatment options.”

Recent Business Highlights and Anticipated Select Milestones

STRO-002, FolRα-Targeting Antibody-Drug Conjugate (ADC): STRO-002 is being studied in the clinic, in both the United States and Europe, for patients with ovarian and endometrial cancers.

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The Phase 1 dose-expansion cohort for patients with advanced ovarian cancer has completed enrollment and is ongoing. Sutro expects to report additional data on efficacy, safety, and durability from the dose-expansion cohort in the second half of 2022.
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Regulatory discussions on a potential registrational study for patients with advanced ovarian cancer are planned for mid-year 2022.
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The STRO-002 study in combination with bevacizumab for patients with advanced ovarian cancer is ongoing and the first patient was dosed in March 2022. A dose-expansion study of STRO-002 for patients with endometrial cancer continues to enroll patients.
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Nonclinical data presented at the AACR Annual Meeting 2022 in April demonstrated STRO-002's ability to induce immunogenic cell death. Additionally, studies showed robust STRO-002 activity in endometrial and non-small cell lung cancer (NSCLC) patient-derived xenograft models with diverse levels of folate receptor alpha (FolRα) expression.
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Sutro expects to initiate clinical trials for STRO-002 in NSCLC and other non-gynecologic solid tumors in the second half of 2022.

STRO-001, CD74-Targeting ADC: The Phase 1 study for patients with B‑cell malignancies, including patients with non-Hodgkin's lymphoma and multiple myeloma, continues in dose escalation.

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Dose escalation is ongoing to achieve a recommended phase 2 dose (RP2D), with the last reported doses of 5.0 mg/kg in the multiple myeloma (MM) cohort and 5.0 mg/kg in the non-Hodgkin's lymphoma (NHL) cohort.

Additional Pipeline Programs: Research and preclinical development are underway for several internal candidates.

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Discovery and preclinical work on multiple programs are underway to determine Sutro’s next product candidates to advance to the clinic.
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Sutro presented preclinical data for a novel immunostimulatory antibody-drug conjugate (iADC) at the 12th Annual World ADC Conference in March 2022. The iADC modality provides for dual mechanisms to attack the tumor, through cytotoxic killing as well as potentially building a protective immune response.

Corporate Updates: Sutro expands the strength of its leadership team with several appointments and promotions.

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Dr. Venkatesh Srinivasan joined Sutro in April 2022 as Senior Vice President, Process and Analytical Development and part of the senior management team. Dr. Srinivasan brings more than 25 years of experience in bioprocess development, biologics manufacturing and tech transfer in the biopharmaceutical industry. He was most recently Vice President, Global Manufacturing Sciences & Technology at Bayer.
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Dr. Kristin Bedard, Vice President of Discovery, who joined Sutro in February 2020, recently became part of the senior management team. Recent promotions within the senior management team include Brunilda Shtylla to Senior Vice President of Business Development and Annie Chang to Vice President of Investor Relations.

Collaboration Updates: Sutro continues to seek to maximize the value of its proprietary cell-free platform by working with partners on programs in multiple disease spaces and geographies and has received from collaborators an aggregate of approximately $456 million in payments, including equity investments, through March 31, 2022.

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Sutro is manufacturing initial drug supply for the potential clinical development of the first molecule in the Merck cytokine derivative collaboration; clinical trial materials for Bristol Myers Squibb’s (BMS) CC-99712, a BCMA‑targeting ADC, for treatment of multiple myeloma, in Phase 1 studies; and clinical trial materials for M1231, a MUC1-EGFR-targeting bispecific ADC, for Merck KGaA, Darmstadt, Germany, known as EMD Serono in the U.S. and Canada (EMD Serono), in Phase 1 studies.
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Sutro supplies cell-free extract to Vaxcyte for the manufacture of clinical trial materials for VAX-24, which is designed to prevent invasive pneumococcal disease. Vaxcyte announced in April 2022 that the first participants were dosed in the Phase 2 portion of the clinical study of VAX-24.
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Sutro plans to support BioNova Pharmaceuticals (BioNova) in clinical trial initiations for STRO-001 in the Greater China market and provide clinical drug supply as needed.
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In April 2022, Sutro and Tasly Biopharmaceuticals (Tasly) amended Tasly’s exclusive license to develop and commercialize STRO-002 in Greater China. Pursuant to the amended agreement, the upfront payment due from Tasly was changed to $25.0 million and $15.0 million will become payable to Sutro based on certain regulatory milestones. The amended agreement provides for additional potential payments to Sutro totaling up to $350.0 million related to development, regulatory and commercialization milestones. Sutro plans to support Tasly for initiation of clinical development activities in Greater China and provide clinical drug supply as needed.

First Quarter 2022 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2022, Sutro had cash, cash equivalents and marketable securities of $192.1 million, as compared to $229.5 million as of December 31, 2021, with projected cash runway into the second half of

2023, based on current business plans and assumptions. The above balances do not include the value associated with Sutro’s holdings of Vaxcyte common stock.

Unrealized Gain from Increase in Value of Vaxcyte Common Stock

As of March 31, 2022, Sutro held approximately 1.6 million shares of Vaxcyte common stock, with a fair value of $37.7 million. The non-operating, unrealized gain of $0.6 million in the first quarter of 2022 was due to the increase since December 31, 2021 in the estimated fair value of Sutro’s holdings of Vaxcyte common stock. Vaxcyte common stock held by Sutro will be remeasured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations.

Revenue

Revenue was $5.9 million for the quarter ended March 31, 2022, as compared to $14.7 million for the same period in 2021, related principally to the Merck, BMS, and EMD Serono collaborations. Future collaboration revenue from Merck, BMS, and EMD Serono, and from any additional collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2022 were $45.0 million, as compared to $33.7 million for the same period in 2021. The first quarter of 2022 includes non-cash expenses for stock-based compensation of $7.0 million and depreciation and amortization of $1.3 million, as compared to $4.0 million and $1.3 million, respectively, in the comparable 2021 period. Total operating expenses for the quarter ended March 31, 2022 were comprised of research and development expenses of $30.0 million and general and administrative expenses of $15.0 million, which are expected to increase in 2022 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+® led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently under investigation in a Phase 1 clinical trial for patients with advanced B-cell malignancies and was granted Orphan Drug Designation by the FDA for multiple myeloma. STRO-002, a folate receptor alpha (FolRα)-targeting ADC, is currently being investigated in a Phase 1 clinical trial for patients with ovarian and endometrial cancers and was granted Fast Track designation by the FDA for ovarian cancer. A third product candidate, CC-99712, a BCMA-targeting ADC, which is part of Sutro’s collaboration with Bristol Myers Squibb, formerly Celgene Corporation, is enrolling patients for its Phase 1 clinical trial of patients with multiple myeloma and has received Orphan Drug Designation from the FDA. A fourth product candidate, M1231, a MUC1-EGFR, bispecific ADC, which is part of Sutro’s collaboration with Merck KGaA, Darmstadt, Germany, known as EMD Serono in the U.S. and Canada (EMD Serono), is enrolling patients for its Phase 1 clinical trial of patients with metastatic solid tumors, non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma. These four product candidates resulted from Sutro’s XpressCF® and XpressCF+™ technology platforms. Bristol Myers Squibb and EMD Serono have worldwide development and commercialization rights for CC-99712 and M1231, respectively, for which Sutro is entitled to milestone or contingent payments and tiered royalties.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need. To date, Sutro’s platform has led to ADCs, bispecific antibodies, cytokine-based immuno-oncology therapies, and vaccines directed at precedented targets in clinical indications where the current standard of care is suboptimal.

Sutro’s platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates. In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotechnology companies to discover and develop novel, next-generation therapeutics.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of STRO-002 and the Company’s other product candidates and platform, potential future milestone and royalty payments, and potential market opportunities for STRO-002 and the Company’s other product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates and the Company’s ability to successfully leverage Fast Track designation, the market size for the Company’s product candidates to be smaller than anticipated, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact
Amy Bonanno

Solebury Trout

(914) 450-0349

abonanno@soleburytrout.com

Sutro Biopharma, Inc.
Selected Statements of Operations Financial Data
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues	$5,897	$14,660
Operating expenses
Research and development	29,990	22,562
General and administrative	15,039	11,107
Total operating expenses	45,029	33,669
Loss from operations	(39,132)	(19,009)
Interest income	116	197
Unrealized gain (loss) on equity securities	563	(10,689)
Interest and other expense, net	(657)	(858)
Net loss	$(39,110)	$(30,359)
Net loss per share, basic and diluted	$(0.84)	$(0.66)
Weighted-average shares used in computing basic and diluted loss per share	46,499,602	45,907,590

Sutro Biopharma, Inc.

Selected Balance Sheets Financial Data

(Unaudited)

(In thousands)

	March 31,	December 31,
	2022 (1)	2021 (2)
Assets
Cash, cash equivalents and marketable securities	$192,100	$229,532
Investment in equity securities	37,744	37,181
Accounts receivable	11,686	12,454
Property and equipment, net	23,285	22,550
Operating lease right-of-use assets	28,372	29,041
Other assets	10,488	10,650
Total Assets	$$303,675	$341,408
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$19,050	$25,974
Deferred revenue	6,279	5,496
Operating lease liability	32,712	32,261
Debt	25,262	25,113
Total liabilities	83,303	88,844
Total stockholders’ equity	220,372	252,564
Total Liabilities and Stockholders’ Equity	$$303,675	$341,408

(1) The condensed balance sheet as of March 31, 2022 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 9, 2022.

(2) The condensed balance sheet as of December 31, 2021 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 28, 2022.